Exhibit 99.1

Fly-E Group, Inc. Announces Receipt of Delinquency Notice from Nasdaq Regarding Delayed Form 10-Q

NEW YORK, March 5, 2026 (GLOBE NEWSWIRE) -- Fly-E Group, Inc. (NASDAQ: FLYE, the “Company”), an electric vehicle company engaged in designing, installing, selling and renting smart electric motorcycles, electric bikes, and electric scooters, announced today that on February 27, 2026, the Company received a written notice (the “Notice”) from the Listing Qualifications staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”), notifying the Company that it currently does not satisfy Listing Rule 5250(c)(1), as a result of not having timely filed with the U.S. Securities and Exchange Commission (the “Commission”) its Form 10-Q for the period ended December 31, 2025 (the “Form 10-Q”).

The Notice is a notification of deficiency, not of imminent delisting, and has no immediate effect on the listing or trading of the Company’s securities on the Nasdaq Capital Market.

The Company has 60 calendar days from the date of the Notice, or until April 28, 2026, to submit to Nasdaq a plan to regain compliance with the Nasdaq Listing Rule 5250(c)(1). If the Company submits a plan to Nasdaq and Nasdaq accepts the plan, Nasdaq can grant an exception of up to 180 calendar days from the due date of the filing of the Form 10-Q, or until August 24, 2026, to regain compliance. If the Company does not regain compliance within the allotted compliance periods, including any extensions that may be granted by Nasdaq, Nasdaq will provide notice that the Company’s common stock will be subject to delisting. The Company would then be entitled to appeal that determination to a Nasdaq hearings panel.

The Company’s objective is to regain compliance with the listing requirement, and the Company currently intends to file the Form 10-Q with the Commission as soon as it completes the preparation and review of its financial statements for the period ended December 31, 2025.

About Fly-E Group, Inc.

Fly-E Group, Inc. is an electric vehicle company that is principally engaged in designing, installing, selling, and renting smart electric motorcycles, electric bikes and electric scooters under the brand “Fly E-Bike.” The Company’s commitment is to encourage people to incorporate eco-friendly transportation into their active lifestyles, ultimately contributing towards building a more environmentally friendly future. For more information, please visit the Company’s website: https://investors.flyebike.com.

Forward-Looking Statements

Certain statements in this announcement are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on the Company’s current expectations and projections about future events that the Company believes may affect its financial condition, results of operations, business strategy and financial needs. Investors can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may” or other similar expressions. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct. The Company cautions investors that actual results may differ materially from the anticipated results, and that the forward-looking statements contained in this press release are subject to the risks set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including the section under “Risk Factors” of its most recent Annual Report on Form 10-K for the fiscal year ended March 31, 2025, filed with the SEC on July 15, 2025, as amended by the Company’s subsequent filings, including updates to the Risk Factors. The Company undertakes no obligation to update or revise publicly any forward-looking statements to reflect subsequent occurring events or circumstances, or changes in its expectations, except as may be required by law.

For investor and media inquiries, please contact:

Fly-E Group, Inc.

Investor Relations Department

Email: ir@flyebike.com

Ascent Investor Relations LLC

Tina Xiao

Phone: +1-646-932-7242

Email: investors@ascent-ir.com